EXHIBIT 107

Calculation of Filing Fee Tabs

Form S-3

cbdMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1:   New Registered and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(5)
Common stock, par value $0.001 per share	(1)	-	-
Preferred stock, par value $0.001 per share	(1)	-	-
Warrants	(1)	-	-
Units(4)	(1)	-	-
Total	(1)	$170,950,000	$15,847.07

(1)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933 (the “Securities Act”), the securities registered pursuant to this Registration Statement include unsold securities previously registered by the registrant on its Registration Statement on Form S-3 (File No. 333-228773), filed with the Securities and Exchange Commission on December 13, 2018 and declared effective on April 9, 2019 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number of shares of common stock and preferred stock, an indeterminate number of debt securities, an indeterminate number of warrants to purchase common stock and an indeterminate number of units, having an aggregate offering price of $100,000,000, a portion of which remain unsold as of the date of filing of this Registration Statement (the “Unsold Securities”). This Registration Statement includes the Unsold Securities under the Prior Registration Statement with an aggregate offering price of $29,050,000. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $2,692.93 relating to the Unsold Securities under the Prior Registration Statement will continue to be applied to the Unsold Securities registered pursuant to this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $170,950,000 (the “New Securities”), which aggregate offering price is not specified as to each class of security. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of New Securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, which together with the Unsold Securities, shall have an aggregate initial offering price not to exceed $200,000,000 (the “Securities”). The Securities registered hereunder also include such indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	The proposed maximum offering price per share will be determined from time to time by the registrant in connection with the issuance by the registrant of the Securities registered hereunder. Not specified as to each class of securities to be registered pursuant to General Instruction II.D to Form S-3 under the Securities Act.
(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock and warrants.
(5)	Calculated pursuant to Rule 457(o) of the rules and regulations of the Securities Act. The filing fee of $2,692.93 relating to the Unsold Securities under the Prior Registration Statement was previously paid and will continue to be applied to such Unsold Securities. A filing fee of $15,847.07 with respect to the New Securities is being paid in connection with the filing of this Registration Statement. See also footnote (1) above.